Exhibit 4.19

Execution Copy

MobiFon Holdings B.V.

$225,000,000 12.50% Senior Notes due 2010

Purchase Agreement

June 25, 2003

Goldman, Sachs & Co.,
Lazard Frères & Co. LLC
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

MobiFon Holdings B.V., a private company with limited liability under the laws of the Netherlands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $225,000,000 principal amount of the Company’s 12.50% Senior Notes due 2010 (the “Securities”).

1.                                       The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)                                  A preliminary offering circular, dated June 13, 2003 (the “Preliminary Offering Circular”) and an offering circular, dated June 25, 2003 (the “Offering Circular”), have been prepared in connection with the offering of the Securities.  Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities.  The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, in each case otherwise than as set forth or contemplated in the Offering Circular;

(c)                                  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(d)                                 The Company has been duly incorporated and is validly existing as a private company with limited liability in good standing under the laws of the Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(e)                                  MobiFon, S.A. (“MobiFon”) has been duly authorized and is validly existing as a joint stock company under the laws of Romania, with legal capacity to own its properties and conduct its business as described in the Offering Circular, and is not required to be duly qualified as a foreign corporation for the transaction of business under the laws of any other jurisdiction; MobiFon does not have any subsidiaries;

(f)                                    The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)                                 The Securities have been duly authorized and, when issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of June 27, 2003 (the “Indenture”) between the Company and The Bank of Nova Scotia Trust Company of

New York, as Trustee (the “Trustee”), under which they are to be issued, the Indenture has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution, delivery and performance by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

(h)                                 The exchange and registration rights agreement to be dated as of June 27, 2003, among the Company and the Purchasers (the “Registration Rights Agreement”) has been duly authorized by the Company, and when executed and delivered by the Company and assuming due authorization, execution, delivery and performance by the other parties thereto, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(i)                                     The Exchange Securities have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, will be the valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(j)                                     The collateral agreement and the depositary agreement, each to be dated as of June 27, 2003, between the Company and the Trustee, in the case of the collateral agreement, and among the Company, the Trustee and the Trustee as depositary agent, in the case of the depositary agreement (collectively, the “Security Documents”), have each been duly authorized by the Company and when executed and delivered by the Company and assuming due authorization, execution, delivery and performance by the Trustee and the depositary agent, as applicable, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k)                                  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(l)                                     Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(m)                               The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Security Documents and this Agreement (collectively, the “Operative Documents”) and the compliance by the Company with its obligations hereunder and thereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Security Documents, except for (i) the filing of a registration statement by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to Section 5(l) hereof, (ii) the filings required for in connection with the Listing Application for the Luxembourg Stock Exchange, (iii) the filing of the Preliminary Offering Circular and Offering Circular with the Netherlands Securities Board, (iv) the filing of UCC financing statements in pursuant to the Security Documents, and (v) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(n)                                 Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or similar organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(o)                                 The statements set forth in the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the captions “Exchange Rate Data and Foreign Exchange Controls—Foreign Exchange Controls,” “Risk Factors—Risks Related to the Notes—Because judgments of U.S. courts are not directly enforceable in the Netherlands, you may find it more difficult to enforce your rights than if we were a U.S. company,” “Risk Factors—Risks Related to the Notes—Insolvency laws in the Netherlands could negatively affect your right to enforce the notes,” “Risk Factors—Risks Related to the Notes—Insolvency laws in Romania could have a negative effect on our ability to service and repay the notes,” “Risk Factors—Risks Relating to Our Business—We are subject to governmental regulation and licensing requirements, which may increase our operating costs and may dictate where and how we operate,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Environment,” “Business—Spectrum and Network,” “Business—Regulation,” “Business—Roaming and Interconnect,” “Business—Legal Proceedings,” “Governance Structure and Shareholder Arrangements,” “Description of Other Indebtedness,” “Certain Tax Considerations,” and  “Plan of Distribution” (other than the third, fourth, fifth, sixth and seventh paragraphs thereunder) insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(p)                                 Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholder’s equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)                                 When the Securities are issued and delivered pursuant to this Agreement,  the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities(10) Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system;

(r)                                    There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the Company’s debt or equity securities;

(s)                                  Upon issuance of the Exchange Securities, the Company will be a “foreign private issuer” (as such term is defined in the rules and regulations under the Act and the Exchange Act);

(t)                                    Application has been made to list the Securities on the Luxembourg Stock Exchange and, in connection therewith, the Company submitted to the Luxembourg Stock Exchange the Preliminary Offering Circular and will submit the Offering Circular.  The Preliminary Offering Circular complies in all material respects with the requirements of the Luxembourg Stock Exchange.  There is no requirement of the Luxembourg Stock Exchange to deliver any document other than the Offering Circular (including the Listing Particulars) to prospective purchasers or purchasers of the Securities from the Purchasers in connection with the offer and sale by the Purchasers of the Securities.  Such application fulfils any legal requirements for the Notes to be listed on an exchange (including any requirement necessary to comply with exemption to Dutch banking regulation set forth in The Ministerial Decree of 4 February 1993 (as amended) for Exemption from Credit Supervision);

(u)                                 The Company filed the Preliminary Offering Circular with the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten or “AFM”) on June 16, 2003, and the Company will file the Offering Circular with the AFM on or prior to June 30, 2003;

(v)                                 Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities, will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)                               Neither the Company, nor any person acting on its or their behalf (except for the Purchasers, as to which the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf (except for the Purchasers, as to which the Company makes no representation) has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(x)                                   Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(y)                                 The Company and its subsidiaries own, possess, are validly licensed under, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and except as set forth in the Offering Circular, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any material Intellectual Property or of any facts or circumstances which would render any material Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein;

(z)                                   The financial statements, including the notes thereto, included in the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and condition and results of operations for the periods specified, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The other financial information and data included in the Offering Circular present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Offering Circular and the books and records of the respective entities presented therein;

(aa)                            No capital, stamp duty, stamp duty reserve or other documentary, issuance or transfer taxes or duties are payable by or on behalf of the Purchasers in the Netherlands, the United States, the European Union or any member state thereof, or, in each case, any political sub-division or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Notes pursuant hereto or the sale thereof; (ii) the execution and delivery of the Operative Documents, (iii) the pledge of Debt Service Reserve Account (as defined in the Offering Circular), (iv) the making of or payment under any intercompany loan or on-loan related to the proceeds from the sale of the Securities; or (v) the consummation of the transactions contemplated by the Operative Documents;

(bb)                          All material tax returns that are required to be filed for which the Company or its subsidiaries are or could become liable as a result of being part of a fiscal unity have been accurately prepared and timely filed, and all material taxes, assessments, governmental or other similar charges for which the Company or its subsidiaries are or could become liable as a result of being part of a fiscal unity have been paid or provided for, including without limitation, all sales and use taxes and all employee, credit and third party withholding taxes, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of such taxes is pending or, to the best of the Company’s knowledge, threatened.  There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries;

(cc)                            No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent;

(dd)                          The Company is, and immediately after the Time of Delivery will be, Solvent.  As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair saleable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) the Company does not have unreasonably small capital.  No proceedings have been commenced for purposes of, and no judgment has been rendered for, the liquidation, bankruptcy or winding-up of the Company or any of its subsidiaries;

(ee)                            Except in each case as set forth in the Offering Circular, the Company and its subsidiaries possess such permits, licenses, approvals, consents, exemptions, franchises, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing entities having jurisdiction with respect thereto; all of the Governmental Licenses are valid and in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any proceedings relating to the revocation or modification of any such Governmental Licenses;

(ff)                                The Company and its subsidiaries have insurance with financially sound and reputable insurers covering their respective properties, operations, personnel and businesses, which insurance the Company believes to be appropriate and is in amounts and insures against such losses or risks as are customary in the industry in which the Company and its subsidiaries operate, and all such insurance is in full force and effect.  Neither the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance;

(gg)                          Neither the Company nor any of its subsidiaries nor any director, officer, employee or, to its knowledge, other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) caused the Company or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 when such regulation becomes applicable to the Company or any of its subsidiaries, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(hh)                          The Company has the power to submit, and has or will have at the Time of Delivery, legally, validly, effectively and irrevocably submitted to the jurisdiction of any U.S. federal or state court in the Borough of Manhattan in The City of New York, New York, and have the power to designate, appoint and empower and have or will have at the Closing Time legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under the Securities or the Operative Documents in any U.S. federal or state court in the Borough of Manhattan in The City of New York, as provided in the such Operative Documents;

(ii)                                  The statistical and market-related data included in the Offering Circular are based on or derived from sources which the Company believes are reliable and accurate;

(jj)                                  As of the Time of Delivery, the Company will own the collateral subject to the Security Documents free and clear of all Liens except the Lien under the Security Documents, and no financing statements in respect of any property or assets of the Company will be on file in favor of any person;

(kk)                            When executed and delivered, the Security Documents will create valid and enforceable security interests in favor of the Trustee in all collateral subject to the Security Documents, which security interests will secure the repayment of the Securities and the other obligations purported to be secured thereby;

(ll)                                  As of the Time of Delivery, the representations and warranties of the Company contained in the Security Documents will be true and correct in all material respects;

(mm)       As of the Time of Delivery, the Securities will have been duly perfected as to all Collateral;

(nn)                          As of the Time of Delivery, the Liens will not be subject in terms of priority to any other Liens;

(oo)                          Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

(pp)                          Ernst & Young LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants (as such term is defined in the Act and the rules and regulations of the Commission thereunder).

2.                                       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 94.686% of the principal amount thereof, plus accrued interest, if any, from June 25, 2003 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3.                                       Upon the authorization by you of the release of the Securities, the Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)                                  It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or, (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)                                 It is an Institutional Accredited Investor; and

(c)                                  It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.                                       (a)                                  The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in New York Clearing House (next day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 27, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery.”

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Purchasers:

(a)                                  To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you, acting reasonably, promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto with the independent accountants’ report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)                                 During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities without the consent of Goldman, Sachs & Co. Inc.;

(e)                                  Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                                    At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)                                 If requested by you, to use its best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of NASD, Inc.;

(h)                                 To use all commercially reasonable efforts to (i) effect the listing of the Securities on the Luxembourg Stock Exchange as soon as reasonably practicable but in no case later than January 31, 2004, and (ii) maintain the listing of the Securities on the Luxembourg Stock Exchange for so long as the Securities are outstanding.  In connection with the foregoing, the Company will, on or prior to the date on which the Securities are approved for listing on the Luxembourg Stock Exchange, submit to the Luxembourg Stock Exchange the Listing Particulars and each document in final form as required by Article 6 and Appendix I of the Luxembourg Stock Exchange’s Rules regarding Admission to Official Stock Exchange Listing and Public Offer of Transferable Securities, as amended (the “Listing Rules”).  If the Securities are approved for listing on the Luxembourg Stock Exchange, the Company will publish the Listing Particulars (and, if appropriate, any supplemental Listing Particulars) as required by the Listing Rules.  The Company will comply with the Listing Rules; and the Company will make available sufficient copies of the Listing Particulars at the registered office of the Company and the other locations referred to in the Listing Particulars as required by the Luxembourg Stock Exchange;

(i)                                     To furnish to the holders of the Securities an annual report and after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter as required by the Indenture;

(j)                                     To deliver to you (i) during a period of five years from the date of the Offering Circular, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, or any class of securities of the Company is listed; and (ii) for a period of three years from the date of the Offering Circular, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(k)                                  During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell (except to the Company) any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(l)                                     To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption “Use of Proceeds”;

(m)                               To do and perform all things required to be done and performed under the Operative Documents prior to the Time of Delivery; and

(n)                                 To comply with its agreements in all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

6.                                       The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Operative Document, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses and taxes (except income or capital gains or other taxes on the gains made by Purchasers as a result of their resales of the Securities) arising for the account of a Purchaser as a result of the sale and delivery (whether to the Purchasers or by the Purchasers to the purchasers thereof) of the Securities as contemplated herein, including in any such case, any Netherlands income, capital gains, withholding, transfer or other tax asserted against a Purchaser by reason of the purchase and sale of the Securities pursuant to this Agreement, (iv) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any costs incurred in connection with the admission of the Securities for trading on the Luxembourg Stock Exchange; (vii) funding and foreign exchange costs, if any, in connection with the closing of the offering; (viii) the cost of preparing the Securities; (ix) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                                 Loyens & Loeff, Dutch counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Buzescu & Co, Romanian counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)                                 Pillsbury Winthrop LLP, special U.S. counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     When issued by the Company against payment therefor in accordance with the terms of this Agreement, and authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights, general equity principles and to the requirements of reasonableness, good faith and fair dealing;

(ii)                                  When executed and issued by the Company and authenticated and delivered by the Trustee in accordance with the terms of the Indenture, in exchange for the Securities in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to the requirements of reasonableness, good faith and fair dealing;

(iii)                               Assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to the requirements of reasonableness, good faith and fair dealing;

(iv)                              Assuming due authorization, execution and delivery thereof by the Purchasers, the Registration Rights Agreement constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles, the requirements of reasonableness, good faith and fair dealing and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(v)                                 Assuming due authorization, execution and delivery thereof by the Trustee and the depositary, each of the Security Documents constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization fraudulent conveyance, Sections 9-602, 9-603, 9-401(b), 9-406 and 9-408 under the Uniform Commercial Code in effect in the State of New York (the “NY UCC”) and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to the requirements of reasonableness, good faith and fair dealing;

(vi)                              The Securities, the Indenture, the Registration Rights Agreement and the Security Documents conform in all material respects to the descriptions thereof in the Offering Circular;

(vii)                           The statements set forth in the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Governance Structure and Shareholders Arrangements—MobiFon Governance Structure” and “Governance Structure and Shareholders Arrangements—MobiFon Contract of Association” (in each case solely as to the Romanian GSM Cooperation Agreement and the Vodofone Waiver Letter dated 12 December 2000) and “Certain Tax Considerations—U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate descriptions in all material respects;

(viii)                        The issue and sale of the Securities and the compliance by the Company with its obligations under the Operative Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument identified on Annex III-A hereto and will not conflict with or result in a violation of any federal or New York statute or any order, rule or regulation of any federal or New York governmental agency or body having jurisdiction over the Company, MobiFon or any of their properties.  The issue and sale of the Securities and the compliance by the Company with its obligations under the Operative Documents does not violate any order issued by a federal or New York court having jurisdiction over the Company or MobiFon or any of their properties of which such counsel has knowledge;

(ix)                                No consent, approval, authorization, order, registration or qualification of or with any federal or New York court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, the filing of a registration statement providing for the registration of the Exchange Securities under the Act and the related filings under the Trust Indenture Act, and filings and recordings required in order to perfect or otherwise protect the security interests under the Security Documents;

(x)                                   The execution and delivery of each of the Security Documents creates in favor of the Trustee a valid lien on and a security interest in the Collateral (as such term is defined in the Security Documents), which security interest secures the repayment of the Securities.  Assuming the timely and proper filing of the financing statements on Form UCC-1 reviewed by such counsel in the office of the Secretary of State for the State of New York, such security interests, in so much of the Collateral as consists of (in each case as defined in the NY UCC) accounts (other than accounts described in Section 9-102(a)(6)(b) of the NY UCC), general intangibles, goods, chattel paper, negotiable documents and instruments, will be perfected to the extent a security interest in the Collateral may be perfected by the filing of a financing statement under the NY UCC;

(xi)                                The provisions of the Depositary Agreement are effective to perfect the security interest of the Trustee in the Debt Service Reserve Account;

(xii)                             Assuming the accuracy of the respective representations and warranties made by the Purchasers and the Company and their respective compliance with their covenants contained in this Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

(xiii)                          The Company is not an “investment company,” as such term is defined in the Investment Company Act; and

(xiv)                         Although such counsel has made no independent verification or check of the information contained therein (except to the extent expressly sent forth in paragraph (vii) above), such counsel have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and financial data therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that its opinion is limited only to the effect on the subject transactions of the federal laws of the United States and the internal laws of the State of New York;

(e)                                  Stibbe P.C., Dutch counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, with power and authority to conduct its business as described in the Offering Circular;

(ii)                                  The Company has been duly qualified as a corporation for the transaction of business and is in good standing under the laws of the Netherlands;

(iii)                               Each of the Indenture, this Agreement, the Security Documents and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

(iv)                              The Securities have been duly authorized by all requisite corporate action on the part of the Company and, when signed on behalf of the Company by any one member of the managing board of the Company or by a person duly authorized to sign pursuant to a valid power of attorney and authenticated in accordance with the Indenture, will have been duly executed by the Company;

(v)                                 The Exchange Securities have been duly authorized by all requisite corporate action on the party of the Company;

(vi)                              The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(vii)                           The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Operative Documents and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the Articles of Association of the Company and will not conflict with or result in a violation of any Netherlands statute or regulation;

(viii)                        No consent, approval, authorization, order, registration or qualification of or with any Dutch court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents;

(ix)                                The statements set forth in the Offering Circular under the captions “Risk Factors—Risks Relating to the Notes—Because judgments of U.S. courts are not directly enforceable in the Netherlands, you may find it more difficult to enforce your rights than if we were a U.S. company,” “Risk Factors—Risks Relating to the Notes—Insolvency laws in the Netherlands could negatively affect your right to enforce the notes” and “Risk Factors—Risks Relating to the Notes—We may be liable for corporate income tax of ClearWave’s consolidated group,” insofar as they purport to describe the provisions of the laws of the Netherlands referred to therein, are accurate and fair;

(x)                                   The choice of New York law as the law governing the Operative Documents and the Securities is valid and binding under the laws of the Netherlands;

(xi)                                There is nothing in the laws of the Netherlands which would prevent the Operative Documents or, when issued, the Securities from constituting legal, valid and binding obligations of the Company enforceable in accordance with their respective terms;

(xii)                             No approval, authorization or other action by, or filing with, any governmental authority of the Netherlands is required in connection with the execution by the Company of the Operative Documents, the offering, execution and issue of the Securities, the performance by the Company of its obligations under the Operative Documents or the Securities, except that there are notification requirements to the Dutch Central Bank on payments made to and by the Company respectively from and to persons outside of the Netherlands and on the maintenance by the Issuer of bank accounts abroad, pursuant to the Act on Foreign Financial Relations 1994 (Wet financiele beirekkingen buitenland 1994) and regulations promulgated thereunder.  Failure to observe these requirements does not, however, render the Operative Documents or the Securities void, nor does it affect the legality, validity and enforceability of the Operative Documents and the Securities;

(xiii)                          In order to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Documents or the Securities it is not necessary that any of them be filed or recorded with any public office in the Netherlands;

(xiv)                         The Company is not entitled to any immunity from any legal proceedings in the Netherlands to enforce the Operative Documents or the Securities or any liability or obligation of the Company arising thereunder;

(xv)                            The submission by the Company to the jurisdiction of the courts of U.S. federal and New York State with regard to the Operative Document and the Securities, is valid and binding upon the Company under the laws of the Netherlands, provided however that such consent does not preclude that claims for provisional measures be brought before the president of a competent court in the Netherlands;

(xvi)                         The designation by the Company of Corporation Service Company as agent to receive service of process in the United States on behalf of the Company is valid and binding under the laws of the Netherlands; and

(xvii)                      The section set out in the Offering Circular regarding the offering of the Securities, under the heading “Certain Tax Considerations—Certain Netherlands Tax Considerations” is a fair and accurate summary for the persons mentioned therein, subject to the assumptions, limitations and qualifications mentioned in the Offering Circular to the extent that section aims to provide a summarized description of certain Netherlands tax consequences of the purchase, ownership and disposition of the Securities.  No Netherlands stamp duty or other similar Netherlands taxes will be payable in the Netherlands in respect of the creation, subscription, offering and issue of the Securities or the sale thereof on the date hereof to eligible purchasers.

Such counsel may state that its opinion is limited only to the effect on the subject transactions of the laws of the Netherlands;

(f)                                    Moore, Vartires & Associates SCPA, Romanian counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     MobiFon has been duly organized and is validly existing as a joint stock company under the laws of Romania, with legal capacity to conduct its business as described in the Offering Circular;

(ii)                                  All of the issued shares of capital stock of MobiFon have been duly and validly authorized and issued and are fully paid, and none of the outstanding shares of MobiFon was issued in violation of the pre-emptive or other similar rights of any shareholder of MobiFon arising under MobiFon’s contract of association.  109,665,055 shares of MobiFon are owned of record by the Company, and to such counsel’s knowledge based solely upon its review of MobiFon’s shareholders register and publicly available documents on file at the Bucharest Trade Registry, such shares are not subject to any usufruct or similar rights in favor of others.  Except as stated in the Offering Circular, to such counsel’s knowledge the shares of MobiFon owned by the Company are not subject to any adverse claims, limitations on voting rights, options or other encumbrances;

(iii)                               Except as stated in the Offering Circular, MobiFon possesses such Governmental Licenses issued by the appropriate national or local regulatory agencies or bodies necessary to conduct the business now operated by MobiFon as described in the Offering Circular; MobiFon is in compliance in all material respects with the terms and conditions of all such Governmental Licenses and with applicable Romanian laws and regulations; and all of such Governmental Licenses are valid and in full force and effect;

(iv)                              Other than as set forth in the Offering Circular, to such counsel’s knowledge there are no legal or governmental proceedings pending or threatened to which MobiFon is a party or of which any property or Governmental License of MobiFon is the subject which, if determined adversely to MobiFon, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operations of MobiFon;

(v)                                 The issue and sale of the Securities as described in the Offering Circular is not subject to Romanian law, and the issue and sale of the Securities as described in the Offering Circular and the compliance by the Company with all of its obligations under the Operative Documents does not violate the provisions of the organizational documents of MobiFon and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Annex III-B hereto or any Romanian statute or any order, rule or regulation of any governmental agency or body of Romania having jurisdiction over the Company or MobiFon or any of their properties.  The issuance and sale of the Securities as described in the Offering Circular and the compliance by the Company with all of its obligations under the Operative Documents does not violate any order issued by a Romanian court having jurisdiction over the Company or MobiFon or any of their properties of which such counsel has knowledge;

(vi)                              No consent, approval, authorization, order, registration or qualification of or with any Romanian court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents;

(vii)                           MobiFon’s business as described in the Offering Circular does not violate its organizational documents.  To such counsel’s knowledge, MobiFon is not otherwise in violation of its organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any agreement or instrument identified on Annex III-B hereto; and

(viii)                        The statements set forth in the Offering Circular under the captions “Risk Factors—Risks Relating to the Notes—Insolvency laws in Romania could have a negative effect on our ability to service and repay the notes,” “Risk Factors—Risks Relating to Our Business—We are subject to governmental regulation and licensing requirements, which may increase our operating costs and may dictate where and how we operate,” “Governance Structure and Shareholders Arrangements—MobiFon Governance Structure” (except with respect to the Romanian GSM Cooperation Agreement), “Governance Structure and Shareholder Arrangements—EBRD Share Retention Arrangement” (limited only to the security interest over MobiFon shares), “Governance Structure and Shareholders Arrangements—MobiFon Contract of Association,” (except with respect to the Vodafone Waiver Letter dated 12 December 2000), “Business—Regulation,” “Business—Legal Proceedings” and “Description of Other Indebtedness—MobiFon Working Capital Facilities” (limited only to the working capital facility with ABN AMRO (Romania) S.A.), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate descriptions of the relevant provisions in all material respects;

Such counsel may state that its opinion is limited only to the effect on the subject transactions of the laws of Romania;

(g)                                 Altheimer & Gray, special English counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The issue and sale of the Securities as described in the Offering Circular and the compliance by the Company with all of its obligations under the Operative Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument identified on Annex III-C hereto;

(ii)                                  To such counsel’s knowledge, MobiFon is not in default in the performance or observance of any material obligation, covenant or condition contained in any agreement or instrument identified on Annex III-C hereto; and

(iii)                               The statements set forth in the Offering Circular under the captions “Governance Structure and Shareholder Arrangements—Other Arrangements,” “Governance Structure and Shareholder Arrangements—EBRD Share Retention Arrangement” (except with respect to the security interest over MobiFon shares), “Description of Other Indebtedness—MobiFon Senior Credit Facility” and “Description of Other Indebtedness—MobiFon Working Capital Facilities” (limited to the working capital facility with Citibank S.A.), insofar as they purport to describe the provisions of the documents referred to therein, are accurate descriptions of the relevant provisions in all material respects;

Such counsel may state that its opinion is limited only to the effect on the subject transactions of the laws of England and Wales;

(h)                                 On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(i)                                     As of the date hereof and the Time of Delivery, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(j)                                     On the date hereof through the Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule

436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k)                                  On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in Telesystem International Wireless Inc.’s securities on the Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a change or development involving a prospective change in Dutch taxation affecting the Company, the Securities or the transfer thereof or the imposition of new exchange controls by the United States or the Netherlands, (v) the outbreak or escalation of hostilities involving the United States, the Netherlands or Romania or the declaration by the United States, the Netherlands or Romania of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Netherlands, Romania or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(l)                                     The Securities have been designated for trading on PORTAL if requested by the Purchasers;

(m)                               The Offering Circular shall have been filed with the Luxembourg Stock Exchange;

(n)                                 The Trustee shall have received (with a copy for the Purchasers) on the Time of Delivery:

(i)                                   appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code financing statements naming the Company as a debtor and the Trustee as the secured party, or other similar instruments or documents to be filed under the UCC in all jurisdictions as may be necessary or, in the reasonable opinion of the Trustee and its counsel, desirable to perfect the security interests of the Trustee pursuant to the Security Documents (collectively, the “Filing Statements”); and

(ii)                                such other approvals, opinions, or documents as the Trustee may reasonably request in form and substance reasonably satisfactory to the Trustee;

(o)                                 The Trustee shall have received evidence satisfactory to the Trustee that the Trustee shall have “control” (within the meaning of Section 9-104 of the UCC) over the Debt Service Reserve Account; and

(p)                                 The Company shall have furnished or caused to be furnished to you at the Time of Delivery customary certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (i) and (j) of this Section and as to such other matters as you may reasonably request.

8.                                       (a)                                  The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)                                 Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       (a)                                  If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your reasonable opinion may thereby be made necessary.  The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.                                 If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12.                                 In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:  Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement.

15.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                                 The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the period of seven years from the date of this agreement.

17.                                 In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Company will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which a Purchase is able to purchase U.S. dollars with the amount of the judgment currency actually received by such Purchaser, provided that such Purchaser shall have made reasonable efforts to mitigate any such exchange losses.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

18.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19.                                 The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

MobiFon Holdings B.V.

By: ClearWave N.V., its Management Board

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Lazard Frères & Co. LLC

By:
(Goldman, Sachs & Co.)

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co	$150,000,000
Lazard Frères & Co. LLC	75,000,000

Total	$225,000,000

ANNEX I

(1)                                  The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act.  Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act.  Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)                                  Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)                                  Each Purchaser further represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

I-1

(4)                                  Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.  Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.  Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

I-2

ANNEX II

Pursuant to Section 7(h) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

[Draft comfort letter of E&Y attached hereto.]

II-1

ANNEX III-A

Material Agreements Referred to in Section 7(d)(viii)

Romania GSM Cooperation Agreement, dated as of November 29, 1996, between Telesystem International Wireless Corporation N.V. and AirTouch Europe B.V.

Letter Agreement, dated as of December 12, 2000, between VodaFone Europe B.V. and ClearWave N.V., TIW Holding (Cyprus) Limited, Telesystem International Wireless Corporation N.V. and Telesystem International Wireless Inc.

III-A-1

ANNEX III-B

Material Agreements Referred to in Sections 7(f)(v) and (vii)

Security Agreement Over Shares, dated as of August 27, 2002, among MobiFon S.A., Vodafone Europe B.V., ClearWave Holdings B.V., Deraso Holding BV, Dargate Limited, Devaynes Holdings Limited, Upson Enterprises Limited, Commercial Capital Emerging Markets Limited, European Bank for Reconstruction and Development, Export Development Canada and Nordic Investment Bank.

Security Agreement Over Movables, dated as of August 27, 2002, among MobiFon S.A., European Bank for Reconstruction and Development, Export Development Canada and Nordic Investment Bank.

Security Agreement Over Accounts, dated as August 27, 2002, among MobiFon S.A., ABN Amro Bank (Romania) SA, Citibank Romania SA, Raiffeisen Bank SA, Banc Post SA, Banca Comerciala “Ion Tiriac” S.A., Banca Comerciala Romana S.A., Banca Romana Pentru Dezvoltare-Group Societe Generale, HVB Bank Romania SA, European Bank for Reconstruction and Development, Export Development Canada and Nordic Investment Bank.

Assignment of Receivables, dated as of August 27, 2002, among MobiFon S.A., European Bank for Reconstruction and Development, Export Development Canada and Nordic Investment Bank.

Certificate of General Authorization no. 782/December 24, 2002 issued by the National Regulatory Authority for Communications (“ANRC”).

Numbering License no. 1.1, dated February 14, 2003 and issued by the ANRC.

Romania GSM Principal License no. 1104 for MobiFon S.A., dated November 29, 1996, as amended and restated.

Romania National P-MP License no. 2537/SI/22.12.2000 for MobiFon S.A.

Romania Local P-MP Licenses nos. 2549/SI/22.12.2000, 2539/SI/22.12.2000, 2548/SI/22.12.2000, 2547/SI/22.12.2000, 2546/SI/22.12.2000, 2545/SI/22.12.2000, 2544/SI/22.12.2000, 2543/SI/22.12.2000, 2542/SI/22.12.2000, 2541/SI/22.12.2000, 2540/SI/22.12.2000.

Credit Agreement, dated as of February 19, 1999, between MobiFon S.A. and ABN AMRO Bank (Romania) S.A., as amended.

III-B-1

ANNEX III-C

Material Agreements Referred to in Sections 7(g)(i) and (ii)

Loan Agreement, dated as of August 27, 2002, between MobiFon S.A. and European Bank for Reconstruction and Development.

Loan Agreement, dated as of August 27, 2002, between MobiFon S.A. and Export Development Canada.

Loan Agreement, dated as of August 27, 2002, between MobiFon S.A. and Nordic Investment Bank.

Insurance Assignment, dated as of August 27, 2002, among MobiFon S.A., European Bank for Reconstruction and Development, Export Development Canada and Nordic Investment Bank.

Share Retention and Subordination Deed, dated as of August 27, 2002, among MobiFon S.A., Telesystem International Wireless Inc., Telesystem International Wireless Corporation N.V., Vodafone Europe B.V., ClearWave N.V., ClearWave Holdings B.V., Vodafone Technical Services, Export Development Canada, Nordic Investment Bank and European Bank for Reconstruction and Development.

Working Capital Facility Agreement, dated as of March 25, 1999, between Citibank Romania S.A., as working capital lender, and MobiFon S.A., as borrower.

Deed of Undertaking, dated as of March 19, 2003, among EEIF Melville B.V., ClearWave Holdings B.V., ClearWave N.V., Telesystem International Wireless Corporation N.V. and Telesystem International Wireless Inc.

Supplemental Agreement, dated as of        , 2000, among Telesytem International Wireless Corporation N.V., ClearWave N.V. and the Investors named therein.

Exit Deed, dated as of March 19, 2003, among Telesystem International Wireless Inc., Telesystem International Wireless Corporation N.V., ClearWave N.V., ClearWave Holdings B.V. and EEIF Melville B.V.

Amended and Restated Exit Agreement, date as of         , 2001, among Telesystem International Wireless Corporation N.V., ClearWave N.V., ROMSGSM Holdings Limited and the Investors named therein.

III-C-1